As filed with the Securities and Exchange Commission on March 1, 2019

Registration Statement No. 333-220279

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3 REGISTRATION STATEMENT NO. 333-220279

UNDER THE SECURITIES ACT OF 1933

IPASS INC.

(Exact name of registrant as specified in its charter)

Delaware	93-1214598
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3800 Bridge Parkway

Redwood Shores, California 94065
(Address of Principal Executive Offices) (Zip Code)

Darin R. Vickery

Chief Financial Officer

iPass Inc.

3800 Bridge Parkway

Redwood Shores, CA 94065

(650) 232-4100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Darrin M. Ocasio

Avital Perlman

Sichenzia Ross Ference LLP

1185 Avenue of the Americas, 37th Floor

New York, NY 10036

(212) 930-9700

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or emerging growth company. See the definitions of  “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
Emerging Growth Company ☐

Explanatory Note

This post-effective amendment (this “Post-Effective Amendment”), relates to the following registration statement of iPass Inc. (the “Registrant”) on Form S-3 (the “Registration Statement”):

•	Registration Statement No. 333-220279.

On February 12, 2019, pursuant to the terms of the Agreement and Plan of Merger by and among the Registrant, Pareteum Corporation (“Pareteum”), and TBR, Inc., a wholly owned subsidiary of Pareteum (“Merger Sub”), Merger Sub merged with and into the Registrant (the “Merger”), with the Registrant continuing as the surviving corporation and as a wholly-owned subsidiary of Pareteum.

As a result of the Merger, the Registrant has terminated all offerings of the Registrant’s securities pursuant to the Registration Statement. In accordance with undertakings made by the Registrant in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities which remain unsold at the termination of the offering, the Registrant hereby removes from registration all unsold securities under the Registration Statement, if any. The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such securities.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused these Post-Effective Amendments to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redwood Shores, State of California, on March 1, 2019.

IPASS INC.

By:	/s/ Darin R. Vickery
Name:	Darin R. Vickery
Title:	Chief Financial Officer

Note: No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 under the Securities Act of 1933, as amended.